          POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Truman Hunt,

Matthew Dorny, Ritch Wood, Clayton Jones, Gregory Belliston and

Jennifer Smith, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the

undersigned's capacity as (a) an officer and/or director of

Nu Skin Enterprises, Inc. (the "Company"); or (b) a

beneficial owner of the Company's common stock, Forms

3, 4, and 5 in accordance with Section 16(a) of the

Securities Exchange Act of 1934, as amended, and the

rules there under;

(2) do and perform any and all acts for and

on behalf of the undersigned which may be necessary

or desirable to complete and execute any such Forms

3, 4, or 5 and timely file such forms with the

United States Securities and Exchange Commission

and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever

in connection with the foregoing which, in the opinion

of such attorney-in-fact, may be of benefit to, in

the best interest of, or legally required by, the

undersigned, it being understood that the documents

executed by such attorney-in-fact on behalf of the

undersigned pursuant to this Power of Attorney shall

be in such form and shall contain such terms and

conditions as such attorney-in-fact may approve in

such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact

full power and authority to do and perform any and

every act and thing whatsoever requisite, necessary,

or proper to be done in the exercise of any of the

rights and powers herein granted, as fully to all

intents and purposes as the undersigned might or

could do if personally present, with full power of

substitution or revocation, hereby ratifying and

confirming all that such attorney-in-fact, or such

attorney-in-fact's substitute or substitutes, shall

lawful do or cause to be done by virtue of this Power

of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing

attorney-in-fact, in serving in such capacity at the

request of the undersigned, is not assuming, nor is

the Company assuming, any of the undersigned's

responsibilities to comply with Section 16 of the

Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force

and effect until the undersigned is no longer

required to file Forms 3, 4, and 5 with respect

to the undersigned's holdings of and transactions

in securities issued by the Company, unless earlier

revoked by the undersigned in a signed writing

delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused

this Power of Attorney to be executed as of the

2nd day of August 2016.

  /s/Zheqing Shen

  Zheqing Shen